Exhibit 99.1

Albany International Reports First-Quarter FY19 Results

Albany International Reports Double-Digit Net Sales Growth

Albany International Reports Profitability Growth in Both Segments

ROCHESTER, N.H.--(BUSINESS WIRE)--April 30, 2019--Albany International Corp. (NYSE:AIN) today reported operating results for its Fiscal Year 2019 (FY19) first quarter, which ended March 31, 2019.

“Once again, the Company has delivered a very strong quarter, with double-digit year-over-year growth in Net sales,” said Albany International President and Chief Executive Officer Olivier Jarrault. “Our aerospace businesses continue to ramp up toward full-rate production, with particular continued progress on the LEAP, Boeing 787, and CH-53K programs. At the same time, the operating income margin in our Engineered Composites segment has more than tripled from the level it was a year ago.

“In the Machine Clothing segment, we delivered another solid quarter, with year-over-year revenue growth, particularly in tissue and packaging grades globally and in the North America market across all major grades, and with strong operating margins.

“Having now completed one year with Albany, I have seen the Company continue to strengthen across all areas of the business. We have introduced a relentless focus on operational excellence and productivity improvements, through the deployment of a standardized, disciplined operating system, which benefits our customers and creates value for our shareholders. The progress we have made in the first quarter puts us in a strong position to deliver on our expectations, both for the balance of this year and in the years to come.”

For the first quarter ended March 31, 2019:

  Net sales were $251.4 million, an increase of 12.4% compared to the prior-year, reflecting growth in both operating segments. Excluding the impact of currency translation effects, net sales increased 15.2%.
  Gross profit was $91.8 million, up from $77.8 million last year, an increase of 18%, driven by both the increase in net sales and gross margin expansion in both operating segments.
  Operating income was $40.1 million, compared to $17.0 million in the prior year, an increase of 135.8%, driven by higher gross profit, lower restructuring expenses, and lower SG&A.
  Tax rate was 20.3%, compared to 29.9% last year. The reduction was primarily due to $3.4 million of favorable income tax adjustments in Q1 2019, compared to $0.3M last year.
  Net income attributable to the Company was $29.2 million ($0.90 per share), compared to $7.7 million ($0.24 per share) in Q1 2018. Adjusted earnings per share (or Adjusted EPS, a non-GAAP measure) was $0.87 per share, compared to $0.47 per share in Q1 2018.
  Adjusted EBITDA (a non-GAAP measure) was $57.6 million, compared to $47.1 million in Q1 2018, representing an increase of 22.3%.

Please see the tables below for a reconciliation of non-GAAP measures to their comparable GAAP measures.

“Albany International continues to deliver in line with our expectations,” said Albany International Chief Financial Officer and Treasurer Stephen Nolan. “I knew before I joined the Company that it had a strong portfolio of businesses, with leading positions in their respective markets. Since arriving here, I have been even more impressed with the people I have encountered. It is these people who have delivered the strong results we reported today.

“In addition to the solid revenue and profit delivered in the quarter, our working capital management initiatives resulted in significantly improved year-over-year performance in cash generation: net cash from operating activities generated in the quarter was $24.6 million, compared to a use of $18.9 million in the prior year.”

Outlook for Fiscal Year 2019

“On our last call, to report our year-end FY18 results, I provided initial segment guidance for the full year FY19,” said Jarrault. “With one quarter behind us, we are confident in reaffirming that segment guidance for the year. We are also at this time providing guidance around additional corporate financial measures to help investors better understand our expectations for the full year.”

Albany International financial guidance for FY19, including financial metrics for which guidance has not previously been provided, is as follows:

  Revenue of between $1.05 and $1.08 billion;
  Effective income tax rate, including tax adjustments recorded this quarter, of 27% to 29%;
  Capital expenditures of between $20 and $25 million per quarter;
  Depreciation and amortization of between $70 and $75 million;
  Earnings per share of between $3.08 and $3.38 and Adjusted earnings per share of between $3.05 and $3.35;
  Adjusted EBITDA, after incorporating both prior segment guidance and corporate expenses, of between $225 and $240 million.

ALBANY INTERNATIONAL CORP. CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share amounts) (unaudited)

	Three Months Ended March 31,
	2019	2018

Net sales	$251,373	$223,603
Cost of goods sold	159,602	145,821

Gross profit	91,771	77,782
Selling, general, and administrative expenses	40,945	41,888
Technical and research expenses	10,249	10,317
Restructuring expenses, net	484	8,573

Operating income	40,093	17,004
Interest expense, net	4,417	4,288
Other (income)/expense, net	(1,208)	1,452

Income before income taxes	36,884	11,264
Income tax expense	7,476	3,365

Net income	29,408	7,899
Net income attributable to the noncontrolling interest	218	237
Net income attributable to the Company	$29,190	$7,662

Earnings per share attributable to Company shareholders - Basic	$0.90	$0.24

Earnings per share attributable to Company shareholders - Diluted	$0.90	$0.24

Shares of the Company used in computing earnings per share:
Basic	32,272	32,220

Diluted	32,285	32,236

Dividends declared per share, Class A and Class B	$0.18	$0.17

ALBANY INTERNATIONAL CORP. CONSOLIDATED BALANCE SHEETS (in thousands, except share data) (unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$187,385	$197,755
Accounts receivable, net	234,127	223,176
Contract assets	57,869	57,447
Inventories	102,379	85,904
Income taxes prepaid and receivable	6,818	7,473
Prepaid expenses and other current assets	23,696	21,294
Total current assets	612,274	593,049

Property, plant and equipment, net	460,520	462,055
Intangibles, net	47,646	49,206
Goodwill	163,438	164,382
Deferred income taxes	63,736	62,622
Noncurrent receivables	45,354	45,061
Other assets	50,313	41,617
Total assets	$1,443,281	$1,417,992

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$74,050	$52,246
Accrued liabilities	122,342	129,030
Current maturities of long-term debt	19	1,224
Income taxes payable	8,387	6,806
Total current liabilities	204,798	189,306

Long-term debt	491,022	523,707
Other noncurrent liabilities	112,726	88,277
Deferred taxes and other liabilities	8,328	8,422
Total liabilities	816,874	809,712

SHAREHOLDERS' EQUITY
Preferred stock, par value $5.00 per share; authorized 2,000,000 shares; none issued	-	-
Class A Common Stock, par value $.001 per share; authorized 100,000,000 shares; issued 37,478,402 in 2019 and 37,450,329 in 2018	37	37
Class B Common Stock, par value $.001 per share; authorized 25,000,000 shares; issued and outstanding 3,233,998 in 2019 and 2018	3	3
Additional paid in capital	430,052	430,555
Retained earnings	613,057	589,645
Accumulated items of other comprehensive income:
Translation adjustments	(116,630)	(115,976)
Pension and postretirement liability adjustments	(48,596)	(47,109)
Derivative valuation adjustment	1,846	4,697
Treasury stock (Class A), at cost; 8,418,620 shares in 2019 and in 2018	(256,603)	(256,603)
Total Company shareholders' equity	623,166	605,249
Noncontrolling interest	3,241	3,031
Total equity	626,407	608,280
Total liabilities and shareholders' equity	$1,443,281	$1,417,992

ALBANY INTERNATIONAL CORP. CONSOLIDATED STATEMENTS OF CASH FLOW (in thousands) (unaudited)

	Three Months Ended March 31,
	2019	2018
OPERATING ACTIVITIES
Net income	$29,408	$7,899
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Depreciation	15,642	18,302
Amortization	2,314	2,646
Change in deferred taxes and other liabilities	(1,065)	(2,028)
Provision for write-off of property, plant and equipment	386	271
Non-cash interest expense	151	-
Compensation and benefits paid or payable in Class A Common Stock	(547)	289
Fair value adjustment on foreign currency option	-	37

Changes in operating assets and liabilities that (used)/provided cash:
Accounts receivable	(11,624)	(25,089)
Contract assets	(481)	2,116
Inventories	(16,662)	(11,753)
Prepaid expenses and other current assets	(2,804)	(4,063)
Income taxes prepaid and receivable	674	102
Accounts payable	21,750	(2,538)
Accrued liabilities	(11,095)	(1,227)
Income taxes payable	1,506	(3,431)
Noncurrent receivables	(294)	(2,527)
Other noncurrent liabilities	(1,679)	(377)
Other, net	(1,014)	2,424
Net cash provided by/(used in) operating activities	24,566	(18,947)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(20,798)	(15,771)
Purchased software	(22)	(29)
Net cash used in investing activities	(20,820)	(15,800)

FINANCING ACTIVITIES
Proceeds from borrowings	20,000	13,011
Principal payments on debt	(28,004)	(8,490)
Principal payments on finance lease liabilities	(400)	-
Taxes paid in lieu of share issuance	(971)	(1,652)
Proceeds from options exercised	44	147
Dividends paid	(5,808)	(5,474)
Net cash used in financing activities	(15,139)	(2,458)

Effect of exchange rate changes on cash and cash equivalents	1,023	4,904

Decrease in cash and cash equivalents	(10,370)	(32,301)
Cash and cash equivalents at beginning of period	197,755	183,727
Cash and cash equivalents at end of period	$187,385	$151,426

Reconciliation of non-GAAP measures to comparable GAAP measures

The following table presents Net sales and the effect of changes in currency translation rates:

(in $ thousands, except percentages)	Net Sales, as reported, Q1 2019	Decrease due to changes in currency translation rates	Q1 2019 sales on same basis as Q1 2018 currency translation rates	Net sales as reported, Q1 2018	% Change compared to Q1 2018, excluding currency rate effects
Machine Clothing	$144,334	$4,241	$148,575	$141,773	4.8%
Albany Engineered Composites	107,039	1,887	108,926	81,830	33.1%
Total	$251,373	$6,128	$257,501	$223,603	15.2%

Adjusted EBITDA for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended March 31, 2019
(in $ thousands)	Machine Clothing	Albany Engineered Composites	Corporate Expenses and Other	Total Company
Operating income/(loss) (GAAP)	$44,243	$9,522	($13,672)	$40,093
Interest, taxes, and other income/(expense)	-	-	(10,685)	(10,685)
Net income/(loss) (GAAP)	44,243	9,522	(24,357)	29,408
Interest expense, net	-	-	4,417	4,417
Income tax expense	-	-	7,476	7,476
Depreciation and amortization expense	5,919	10,902	1,135	17,956
EBITDA (non-GAAP)	50,162	20,424	(11,329)	59,257
Restructuring expenses, net	401	83	-	484
Foreign currency revaluation (gains)/losses	(32)	235	(2,036)	(1,833)
Pre-tax (income) attributable to non-controlling interest	-	(290)	-	(290)
Adjusted EBITDA (non-GAAP)	$50,531	$20,452	($13,365)	$57,618
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales – non-GAAP)	35.0%	19.1%	-	22.9%

Three months ended March 31, 2018
(in $ thousands)	Machine Clothing	Albany Engineered Composites	Corporate Expenses and Other	Total Company
Operating income/(loss) (GAAP)	$26,942	$2,275	($12,213)	$17,004
Interest, taxes, and other income/(expense)	-	-	(9,105)	(9,105)
Net income/(loss) (GAAP)	26,942	2,275	(21,318)	7,899
Interest expense, net	-	-	4,288	4,288
Income tax expense	-	-	3,365	3,365
Depreciation and amortization expense	8,362	11,156	1,430	20,948
EBITDA (non-GAAP)	35,304	13,431	(12,235)	36,500
Restructuring expenses, net	8,352	221	-	8,573
Foreign currency revaluation (gains)/losses	1,517	186	687	2,390
Pre-tax (income) attributable to non-controlling interest	-	(343)	-	(343)
Adjusted EBITDA (non-GAAP)	$45,173	$13,495	($11,548)	$47,120
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales – non-GAAP)	31.9%	16.5%	-	21.1%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended March 31, 2019
(in $ thousands, except per share amounts)	Pre-Tax Amount	Tax Effect	After-Tax Amount	Per Share Amount
Restructuring expenses, net	$484	$142	$342	$0.01
Foreign currency revaluation (gains)/losses	(1,833)	(539)	(1,294)	(0.04)

Three months ended March 31, 2018
(in $ thousands, except per share amounts)	Pre-Tax Amount	Tax Effect	After-Tax Amount	Per Share Amount
Restructuring expenses, net	$8,573	$2,786	$5,787	$0.18
Foreign currency revaluation (gains)/losses	2,390	777	1,613	0.05

Resulting first quarter Adjusted EPS was as follows:

	Three months ended March 31,
Per Share Amounts (Basic)	2019	2018
Earnings per share (GAAP)	$0.90	$0.24
Restructuring expenses, net (after-tax)	0.01	0.18
Foreign currency revaluation (gains)/losses (after-tax)	(0.04)	0.05
Adjusted Earnings per share	$0.87	$0.47

The tables below provide a reconciliation of forecasted full-year 2019 Adjusted EBITDA and Adjusted EPS (non-GAAP measures) to the comparable GAAP measures:

Forecast of Full Year 2019 Adjusted EBITDA	Total Company		Machine Clothing
(in $ millions)	Low	High	Low	High
Net income attributable to the Company (GAAP)	$99	$109	$173	$181
Interest expense, net	17	16	-	-
Income tax expense	40	41	-	-
Depreciation and amortization	70	75	22	24
EBITDA (non-GAAP)	226	241	195	205
Restructuring expenses, net (a)	1	1	-	-
Foreign currency revaluation (gains)/losses (a)	(2)	(2)	-	-
Pre-tax (income) attributable to non-controlling interest	-	-	-	-
Adjusted EBITDA (non-GAAP)	$225	$240	195	205

Forecast of Full Year 2019 Adjusted Earnings Per Share
Per Share Amounts – Basic (b)	Low	High
Earnings per share (GAAP)	$3.08	$3.38
Restructuring expenses, net (a)	0.01	0.01
Foreign currency revaluation (gains)/losses (a)	(0.04)	(0.04)
Adjusted Earnings per share (non-GAAP)	$3.05	$3.35

(a) Due to the uncertainty of these items, full year forecast is estimated as equal to actual results for Q1, 2019
(b) Calculations based on shares outstanding estimate of 32.3 million

About Albany International Corp.

Albany International is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses. Machine Clothing is the world’s leading producer of fabrics and process felts used in the manufacture of all grades of paper products. Albany Engineered Composites is a rapidly growing designer and manufacturer of advanced materials-based engineered components for jet engine and airframe applications, supporting both commercial and military platforms. Albany International is headquartered in Rochester, New Hampshire, operates 22 plants in 10 countries, employs 4,400 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, including: net sales, and percent change in net sales, excluding the impact of currency translation effects (for each segment and on a consolidated basis); EBITDA and Adjusted EBITDA (for each segment and on a consolidated basis, represented in dollars or as a percentage of net sales); Net debt and changes in Net debt; and Adjusted earnings per share (or Adjusted EPS). Such items are provided because management believes that they provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net sales and increases or decreases in Net sales, after currency effects are excluded, can give management and investors insight into underlying sales trends. Net sales, or percent changes in net sales, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These amounts are then compared to the U.S. dollar amount as reported in the current period.

EBITDA, Adjusted EBITDA and Adjusted EPS are performance measures that relate to the Company’s continuing operations. EBITDA, or net income with interest, taxes, depreciation, and amortization added back, is a common indicator of financial performance used, among other things, to analyze and compare core profitability between companies and industries because it eliminates effects due to differences in financing, asset bases and taxes. The Company calculates EBITDA by removing the following from Net income: Interest expense net, Income tax expense, Depreciation and amortization. Adjusted EBITDA is calculated by: adding to EBITDA costs associated with restructuring, and inventory write-offs associated with discontinued businesses; charges and credits related to pension plan settlements; adding (or subtracting) revaluation losses (or gains); subtracting (or adding) gains (or losses) from the sale of buildings or investments; subtracting insurance recovery gains in excess of previously recorded losses; and subtracting (or adding) Income (or loss) attributable to the non-controlling interest in Albany Safran Composites (ASC). Adjusted EBITDA may also be presented as a percentage of net sales by dividing it by net sales. An understanding of the impact in a particular quarter of specific restructuring costs, currency revaluation, inventory write-offs associated with discontinued businesses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Restructuring expenses in the MC segment, while frequent in recent years, are reflective of significant reductions in manufacturing capacity and associated headcount in response to shifting markets, and not of the profitability of the business going forward as restructured. Adjusted earnings per share (Adjusted EPS) is calculated by adding to (or subtracting from) net income attributable to the Company per share, on an after-tax basis: restructuring charges; charges and credits related to pension plan settlements and curtailments; inventory write-offs associated with discontinued businesses; foreign currency revaluation losses (or gains); acquisition expenses; and losses (or gains) from the sale of investments.

EBITDA, Adjusted EBITDA, and Adjusted EPS, as defined by the Company, may not be similar to similarly named measures of other companies. Such measures are not considered measurements under GAAP, and should be considered in addition to, but not as substitutes for, the information contained in the Company’s statements of income.

The Company discloses certain income and expense items on a per-share basis. The Company believes that such disclosures provide important insight into underlying quarterly earnings and are financial performance metrics commonly used by investors. The Company calculates the quarterly per-share amount for items included in continuing operations by using the income tax rate based on income from continuing operations and the weighted-average number of shares outstanding for each period. Year-to-date earnings per-share effects are determined by adding the amounts calculated at each reporting period.

Net debt is, in the opinion of the Company, helpful to investors wishing to understand what the Company’s debt position would be if all available cash were applied to pay down indebtedness. The Company calculates Net debt by subtracting Cash and cash equivalents from Total debt. Total debt is calculated by adding Long-term debt, Current maturities of long-term debt, and Notes and loans payable, if any.

Forward-Looking Statements

This press release may contain statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic and paper-industry trends and conditions during 2019 and in future years; expectations in 2019 and in future periods of sales, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net sales), Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the sales growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

CONTACT:
Investor contact:
Stephen Nolan
518-445-2281
stephen.nolan@albint.com

Media contact:
Heather Kralik
801-505-7001
heather.kralik@albint.com